Exhibit 99.1

NOTICE REGARDING CONVERSION OPTION

December 28, 2017

To:	Holders of 7.00% and 7.50% Convertible Subordinated Promissory Notes due 2024 (the “Notes”) of MVB Financial Corp. (the “Company”)

Dear Holder:

The Company is the issuer of the above-referenced Notes in the aggregate principal amount of $29,400,000, a portion of which Notes were originally issued to you on June 30, 2014 (the “Original Issue Date”). This notice is being provided to inform you of an expanded conversion option that the Company is making available to each holder of the Notes.

Pursuant to the terms of the Notes, each holder may elect to convert any or all of the Notes held into shares of the Company’s common stock after the first, second, third, fourth and fifth anniversaries of the Original Issue Date or upon a notice to prepay by the Company. A notice of conversion must be sent to the Company no less than 30 days, and no more than 60 days, prior to any conversion date. The terms of the Notes provide that conversion dates will occur on each July 1st immediately following the first, second, third, fourth and fifth anniversaries of the Original Issue Date. The Notes convert into common stock based on an initial conversion ratio of one share of Company common stock for each $16.00 in aggregate principal amount of Notes (subject to anti-dilution adjustments as set forth in the Notes). The next conversion date for the Notes would be July 1, 2018.

The Company’s Board of Directors has determined that it is advisable and in the best interests of the Company to waive the timing requirements associated with when a conversion may occur, and accept notices of conversion for the Notes at any time prior to July 1, 2019 (the “Final Conversion Date”), without regard to the limited conversion dates referenced in the Notes.

You are hereby notified that the Company will accept notices of conversion for the conversion of the Notes at any time on or prior to the Final Conversion Date. You may submit your conversion notice at any time, but such notice must be received no less than 30 days prior to the Final Conversion Date.

You are under no obligation to convert your Notes and any decision to so convert is optional. You should consult with your own legal, tax and accounting advisors regarding the advisability of exercising any conversion with respect to the Notes.

A form of Conversion Notice is attached for your reference and use, should you choose to exercise your conversion right. After the expiration of the Final Conversion Date, conversion of the Notes will not be permitted.

All other terms of the Notes shall remain binding and in full force and effect.

If you should have any questions regarding the contents of this letter, please do not hesitate to contact the undersigned at (304) 842-6700 or Don Robinson at (304) 594-3516.

MVB FINANCIAL CORP.

By: /s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer and President

HOLDER CONVERSION NOTICE

Date:

Pursuant to the terms of that certain Convertible Subordinated Promissory Note Due 2024, dated June 30, 2014 (the “Note”), the undersigned hereby elects to convert the principal amount of the Note set forth below into shares of common stock, $1.00 par value per share (the “Common Stock”), of MVB Financial Corp. (the “Company”) according to the terms and conditions of the Note (and the accompanying Notice Regarding Conversion Option), on the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. Capitalized terms herein have the meanings given to them in the Note.

Date to Effect Conversion:

Important Note: the date of conversion must be on or before July 1, 2019, and this notice must be received by the Company no less than 30 days prior to your desired conversion date.

Original Principal Amount of Note:

Applicable Interest Rate (7.00% or 7.50%)

Principal Amount to be Converted:

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